UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2011

TeleTech Holdings, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of TeleTech Holdings, Inc. (the “Company”), dated and filed on October 27, 2011 (the “Original Filing”), in which the Company announced the appointment of Regina Paolillo to the position of Chief Financial Officer, Chief Administrative Officer and Executive Vice President, effective as of November 3, 2011.  The sole purpose of this Amendment is to provide additional information about the equity compensation of Ms. Paolillo that was not available at the time of the Original Filing.  Except as set forth below, this Amendment does not modify any other disclosure contained in the Original Filing.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the Original Filing, the executive employment agreement (the “Employment Agreement”), effective on November 3, 2011, between the Company and Ms. Paolillo, states that the equity compensation, pursuant to the Company’s 2010 Equity Incentive Plan, provided for in such Employment Agreement is contingent upon approval by the Compensation Committee of the Company’s Board of Directors.  On November 15, 2011, the Compensation Committee approved the equity compensation provided for in the Employment Agreement and the form of Award Agreements (as defined in the Original Filing).  On such date, the Company and Ms. Paolillo entered into: (1) the Restricted Stock Unit Agreement (“RSU Agreement”) awarding Ms. Paolillo 100,000 time-based Restricted Stock Units (“RSUs”) which vest in three installments of 25,000, 25,000 and 50,000 beginning on November 15, 2013, provided that Ms. Paolillo is employed by the Company on such vesting date; (2) the Restricted Stock Unit Agreement (“Performance RSU Agreement”) awarding Ms. Paolillo 100,000 performance-based RSUs which would vest upon the achievement by the Company in the same calendar year ending on or before December 31, 2014 of both annual consolidated revenue of at least $1.60 billion and an operating margin of at least 11.50%, each measured at year end and as reflected in the Company’s audited consolidated financial statements as filed with the Securities and Exchange Commission (the “SEC”) in the Company’s Annual Report on Form 10-K, provided that Ms. Paolillo remains employed by the Company on such applicable year end; (3) the Non-Qualified Stock Option Agreement (the “Option Agreement”) granting Ms. Paolillo options to purchase 150,000 shares of the Company’s common stock scheduled to vest in four installments of (a) 16,666 options if the volume weighted average closing price is at least $30 per share for a period of at least 30 consecutive trading days on or before December 31, 2014, (b) 16,667 options if the volume weighted average closing price is at least $35 per share for a period of at least 30 consecutive trading days on or before December 31, 2015, (c) 16,667 options  if the volume weighted average closing price is at least $40 per share for a period of at least 30 consecutive trading days on or before December 31, 2016, and (d) 16,667 options if the volume weighted average closing price is at least $45 per share for a period of at least 30 consecutive trading days on or before December 31, 2017.

Except for the vesting terms for the Performance RSU Agreement and the Option Agreement described above, the Award Agreements have substantially the same terms as the current forms of restricted stock unit agreement and non-qualified stock option agreement for  members of the Company’s Operating Committee.  For more information on the Company’s 2010 Equity Incentive Plan, see “Executive Compensation” in the Company’s Proxy Statement for its Annual Meeting held on May 26, 2011 filed with the SEC on April 12, 2011.

The description in this Amendment of the RSU Agreement, the RSU Performance Agreement and the Option Agreement is qualified in its entirety by reference to the full text of each of those agreements which are included as Exhibits 10.1, 10.2, and 10.3 hereto, respectively and are incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

10.1	Restricted Stock Unit Agreement dated as of November 15, 2011 between TeleTech Holdings, Inc. and Regina Paolillo (RSU Agreement)

10.2	Restricted Stock Unit Agreement dated as of November 15, 2011 between TeleTech Holdings, Inc. and Regina Paolillo (RSU Performance Agreement)

10.3	Non-Qualified Stock Option Agreement dated as of November 15, 2011 between TeleTech Holdings, Inc. and Regina Paolillo (Option Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 21, 2011

TELETECH HOLDINGS, INC.
(Registrant)

By:	/s/ Kenneth D. Tuchman
Name:	Kenneth D. Tuchman
Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Restricted Stock Unit Agreement dated as of November 15, 2011 between TeleTech Holdings, Inc. and Regina Paolillo (RSU Agreement)

10.2	Restricted Stock Unit Agreement dated as of November 15, 2011 between TeleTech Holdings, Inc. and Regina Paolillo (RSU Performance Agreement)

10.3	Non-Qualified Stock Option Agreement dated as of November 15, 2011 between TeleTech Holdings, Inc. and Regina Paolillo (Option Agreement)